UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8, 2010

PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 8, 2010, PAR Technology Corporation issued a news release entitled “PAR Technology Corporation CEO Announces Intention To Retire.”  A copy of the news release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit 99.1   Press Release dated July 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR Technology Corporation
(Registrant)
Date: July 14, 2010	By:	/S/ RONALD J. CASCIANO
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

Exhibit 99.1    Press Release dated July 8, 2010

FOR RELEASE:	NEW HARTFORD, NY, July 8, 2010
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 226
cbyrnes@partech.com, www.partech.com

-PAR TECHNOLOGY CORPORATION

CEO ANNOUNCES INTENTION TO RETIRE-

_________________________________________________________________

NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)

New Hartford, NY., July 8, 2010 –  Today PAR Technology Corporation (NYSE: PTC) CEO John W. Sammon released the following letter:

Today I am announcing my intention to retire by the end of this year from my current position as CEO of PAR Technology. I have notified the PAR board of this intention and as a result the board has initiated a process to evaluate both internal and external candidates to fill the CEO position.

I believe this is a good time for my decision since PAR is now well positioned to enter an exciting era of growth resulting from the efforts of our board and management working closely to craft detailed strategies for each of our business units. Additionally, over the past two years we have staffed these business units with strong, experienced management personnel who are fully engaged in the execution of their plans. Our board and I have worked closely with our new business leaders to assure the continuance of the same principles which have built our company and preserved our long term customer relationships, namely; the delivery of quality products and services, with integrity, thereby earning the trust of our customers. It is in fact this trust which is the foundation of our business.

I expect our restaurant business will set new records over the next two years driven by major rollouts of new products, affording the opportunity to continue strategic investments such as; the development of next generation enterprise software for the hospitality market and the extension of our fledging Logistics Management Systems (LMS) business. Our startup LMS business provides an exciting opportunity to create a profitable recurring revenue business as our technology is adopted in the emerging “cold chain” business. Finally, our government business remains strong with predictable and profitable performance. Thus I expect to hand over a solid foundation upon which the next CEO can build an increasingly profitable company.

42 years ago, I founded Pattern Analysis & Recognition (PAR), never anticipating that it would become a NYSE, International Corporation with 1700 employees, serving prestigious global corporations. Without the efforts of the hundreds of employees, numerous customers and loyal stockholders; none of this would have been possible. So it is with a sense of profound gratitude and humility that I want to thank these people for creating PAR, while providing me with such an interesting career.

I will continue my involvement as Chairman of the PAR board and in this capacity I will have the continuing privilege to work with management and our board to help guide our company.

About PAR Technology Corporation

PAR Technology Corporation creates and markets products that help hospitality operators around the world to better manage money, materials, people and the guest experience. PAR has provided hardware, software and services to the world's largest restaurant chains and their franchisees for almost 30 years.  Today the Company's extensive offering includes technology solutions for the full spectrum of hospitality operations, from boutique hotels and independent table service restaurants to international QSR chains, all backed by PAR’s global service network.  The Company has over 50,000 installations in more than 105 countries worldwide.  PAR is also a leader in providing computer-based system design and engineering services to the Department of Defense and various federal agencies.  Through PAR Logistics Management Systems, the Company is a provider of best of breed integrated solutions for shipping asset management and tracking.  PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC.  For more information visit the Company’s website at www.partech.com.

PAR Technology Corporation
Christopher R. Byrnes, 315-738-0600 ext. 226
cbyrnes@partech.com
www.partech.com